UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 22, 2022

Legacy EJY, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJYQ	*
Warrants to purchase common stock	ENJYWQ	*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*	The registrant’s common stock and warrants began trading exclusively on the OTC Pink Marketplace on July 11, 2022 under the symbols “ENJYQ” and “ENJWQ”, respectively.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on June 30, 2022, Legacy EJY Inc. (f/k/a/ “Enjoy Technology, Inc.”) (the “Company”) and certain of its wholly owned subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (and the cases commenced thereby, the “Chapter 11 Cases”) under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on June 30, 2022. The Chapter 11 Cases are being jointly administered under the caption “In re Legacy EJY Inc., et al., Case No. 22-10580.” Documents filed on the docket and other information related to the Chapter 11 Cases are available free of charge online at https://cases.stretto.com/EnjoyTechnology/. Documents and other information available on such website are not part of this Current Report on Form 8-K and shall not be deemed incorporated by reference in this Form 8-K.

As previously disclosed in a Current Report on Form 8-K filed with the SEC on September 1, 2022, on August 31, 2022, the Debtors completed a sale of substantially all of their assets conducted under Section 363 of the Bankruptcy Code pursuant to that certain Asset Purchase Agreement, dated as of July 25, 2022, as amended, with Asurion, LLC (the “Sale”).

On September 22, 2022, the Bankruptcy Court entered an order authorizing the implementation of a key employee incentive program (the “KEIP”), approving the terms of the KEIP, and granting related relief (Docket No. 454).

The KEIP provides cash incentive payments to the Debtors’ Chief Legal Officer and Corporate Secretary (the “KEIP Participant”). Under the KEIP, the Debtors will provide payments of (i) $250,000 upon the consummation of the Sale (the “Sale KEIP Award”); (ii) $50,000 to $350,000 upon the effective date of the Debtors’ chapter 11 plan (the “Winddown KEIP Award”), depending on the effective date of the Debtors’ chapter 11 plan; and (iii) $250,000 if general unsecured creditors receive 100% recovery, to be paid upon final distribution to creditors or such time as the post-effective date debtors’ administrator or trustee determines is appropriate (the “Additional KEIP Award,” and together with the Sale KEIP Award and Winddown KEIP Award, the “KEIP Award”). The Winddown KEIP Award will be in the amount of $350,000 if the effective date of the Debtors’ chapter 11 plan is prior to December 1, 2022, with a $25,000 reduction per week after such date. The KEIP Award would not be payable to the KEIP Participant, or otherwise would be subject to claw back, if the KEIP Participant does not remain employed by the Debtors until the effective date of the Debtors’ chapter 11 plan. The KEIP Award is not in lieu of the KEIP Participant’s entitlement to contractual severance.

Cautionary Notice Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which include the following: risks and uncertainties relating to the Chapter 11 Cases, including but not limited to, the Company’s ability to obtain Bankruptcy Court approval with respect to motions in the Chapter 11 Cases, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, the effects of the Chapter 11 Cases on the Company and on the interests of various constituents, Bankruptcy Court rulings in the Chapter 11 Cases and the outcome of the Chapter 11 Cases in general, the duration of the Chapter 11 Cases and risks associated with third-party motions in the Chapter 11 Cases; risks related to the trading of the Company’s common stock and warrants on the OTC Pink Market; the risk that the Chapter 11 Cases may be converted to cases under chapter 7 of the Bankruptcy Code; as well as other risk factors set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and other filings with the SEC. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company’s behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY EJY, INC.

Dated: September 28, 2022

	By:	/s/ Ron Johnson
Ron Johnson
Chief Executive Officer